EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3/A of VA Software Corporation of our report dated August 20, 2003, relating to the consolidated financial statements, and financial statement schedules, which appears in the Company's Annual Report on Form 10-K for the year ended July 31, 2003. We also consent to the reference to us under the heading Experts in such Registration Statement.


                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          PricewaterhouseCoopers LLP
                                          San Jose, California

March 3, 2004

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